UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 8, 2007

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46560 Fremont Blvd., Suite 109

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 979-0848

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On August 8, 2007, Tripath Technology, Inc. (the "Company") filed a Disclosure Statement and proposed Plan of Reorganization in its voluntary chapter 11 bankruptcy case, Case No. 076-50358, pending in the United States Bankruptcy Court for the Northern District of California, San Jose Division (the "Court"), located at 280 South First Street, San Jose, California. The Disclosure Statement and Plan were filed pursuant to Section 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 1121, et seq.) and a hearing on the Disclosure Statement is scheduled for September 20, 2007. If the Disclosure Statement is approved by the Court, the creditors of the Company will be asked to vote on acceptance of the Plan. Among many other provisions, the proposed Plan provides that all existing shares of stock, including warrants, options and all other forms of equity interest in the Company will be canceled upon the effective date of the Plan, and that equity interest holders will receive nothing in exchange. Complete copies of the filed Disclosure Statement and proposed Plan are available from the Court clerk's office at United States Bankruptcy Court for the Northern District of California, San Jose Division ,280 South First Street, San Jose, California, on line for a fee through PACER at www.canb.uscourts.gov or upon written request for free to Perkins Coie LLP, 1201 Third Avenue, Suite 4000, Seattle, WA 98101, ATTN: Mary Lou Maag, or mlmaag@perkinscoie.com.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIPATH TECHNOLOGY, INC.

By:	/s/ Gary Sawka
Gary Sawka
Designated Responsible Individual for Debtor in Possession

Dated: August 10, 2007